UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2008

CB RICHARD ELLIS REALTY TRUST

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	333-127405 (Commission File Number)	56-2466617 (IRS Employer Identification No.)

515 South Flower Street, Suite 3100, Los Angeles, California 90071

(Address of principal executive offices)

(609) 683-4900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01     Completion of Acquisition or Disposition of Assets

We previously disclosed our acquisition of a fee interest in Lakeside Office Center, located at 2850 Lake Vista Drive, in Lewisville, Texas, or Lakeside, from Lakeside Office Center, LP, an unrelated third-party, on Form 8-K filed on March 5, 2008. We acquired Lakeside for approximately $17.7 million, exclusive of customary closing costs. We are filing this Form 8-K/A to incorporate by reference the required financial information as described below in Item 9.01 with respect to Lakeside.

Item 9.01     Financial Statements and Exhibits

(a)	Financial Statements of Real Estate Properties Acquired.

The following required financial statement information has been previously included in our Post-Effective Amendment No. 5 to Form S-11 filed with the Securities and Exchange Commission on April 17, 2008 and is hereby incorporated by reference herein to this Form 8-K/A.

Lakeside

Independent Auditors’ Report

Historical Statement of Revenues and Direct Operating Expenses for the Year Ended December 31, 2007

Notes to the Historical Statement of Revenues and Direct Operating Expenses for the Year Ended December 31, 2007

(b)	Unaudited Pro Forma Financial Information:

The required pro forma financial information has been previously included in our Post-Effective Amendment No. 5 to Form S-11 filed with the Securities and Exchange Commission on April 17, 2008 and is hereby incorporated by reference herein to this Form 8-K/A.

Pro Forma Condensed Consolidated Financial Statements (unaudited)

Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2007 (unaudited)

Pro Forma Condensed Consolidated Statement of Operations for the Year Ended December 31, 2007 (unaudited)

Notes to the Pro Forma Condensed Consolidated Financial Statements (unaudited)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CB RICHARD ELLIS REALTY TRUST

May 12, 2008	By:	/s/ Jack A. Cuneo
Name: Jack A. Cuneo
Title: President and Chief Executive Officer